GMO TRUST
SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31, 2000:

Fund                                     Shareholder

GMO U.S. Core Fund                       NRECA
GMO U.S. Core Fund                       Wheeler & Co F/B/O The Hyams Foundation
                                         Inc.
GMO Growth Fund                          Surdna Foundation Inc
GMO Growth Fund                          The Northern Trust Company, Trustee of
                                         The Aerospace Corporation Employees
                                         Retirement Plan Trust
GMO Value Fund                           Leland Stanford Junior University II
GMO Short-Term Income Fund               Bankers Trust Company as Trustee For
                                         Verizon Investment Management
                                         Corporation Pension Trust
GMO International Core Fund              Bost & Co A/C NYXF1783862 - FBO Bell
                                         Atlantic-ISF
GMO International Core Fund              Sisters of the Holy Cross Inc. c/o
                                         Sister Mary Eliza Martin CSC General
                                         Treasurer
GMO International Small Companies Fund   Princeton University TR
GMO U.S. Sector Fund                     Cormorant Fund c/o GMO
GMO International Bond Fund              Saturn & Co A/C 4600712 c/o Investors
                                         Bank & Trust Company TR - FBO The John
                                         Hancock Mutual Life Insurance Company
                                         Pension Plan
GMO Small Cap Value Fund                 Bost & Co A/C WFHF6202002 - FBO The
                                         Hewlett Foundation
GMO Small Cap Value Fund                 Princeton University TR
GMO Emerging Markets Fund                Princeton University TR
GMO Emerging Country Debt Fund           San Francisco City & County Retirement
                                         System
GMO Emerging Country Debt Fund           Chase Manhattan Bank, TTEE for General
                                         Motors Employees Global Group Pension
                                         Trust
GMO Global Hedged Equity Fund            Partners Healthcare System Pooled
                                         Investment Accounts
GMO Currency Hedged International        Bost & Co A/C NYXF1783842 - FBO Bell
Bond Fund                                Atlantic-Fixed Income
GMO Currency Hedged International        Trustees of Columbia University in the
Core Fund                                City of New York - Global
GMO Currency Hedged International        The Edna McConnell Clark Foundation
Core Fund
GMO Foreign Fund                         Princeton University TR
GMO Foreign Fund                         American Committee For The Weizmann
                                         Institute of Science Inc.
GMO Foreign Fund                         Strafe & Co. for the Account of Owensbo
                                         Mercy Health Systems for Grantham Mayo
                                         A/C
                                         3402815000
GMO World Equity Allocation Fund         Mars & Co
GMO World Equity Allocation Fund         Longwood College Foundation Inc
GMO Global(U.S.+)Equity Allocation Fund  Bost & Co, Yale Trusts
GMO U.S. Bond/Global Alpha A Fund        Phillips Exeter Academy
GMO U.S. Bond/Global Alpha A Fund        GMO Global Balanced Allocation Fund
GMO U.S. Bond/Global Alpha B Fund        Bost & Co A/C NYXF1783842 - FBO Bell
                                         Atlantic-Fixed Income
GMO Asia Fund                            Princeton University TR
GMO Tax-Managed U.S. Equities Fund       Bob & Co - FBO Metcalf c/o BankBoston
GMO Tax-Managed U.S. Equities Fund       Janet H. Geary
GMO Tax-Managed International Equities   Gordon Family Trust
Fund
GMO Tax-Managed International Equities   The Northern Trust Mars Benefit Trust
Fund
GMO Intrinsic Value Fund                 Princeton University TR
GMO Emerging Country Debt Share Fund     Sprint Corporate Master Trust
GMO Tax-Managed Small Companies Fund     Mac & Co A/C 10260102934
GMO Alpha LIBOR Fund                     GMO Currency Hedged International Bond
                                         Fund



The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2000 through August 31, 2000:

Fund                                     Shareholder

GMO Short-Term Income Fund               Marshall Jones - GTE IMC
GMO Japan Fund                           Boston Safe Deposit & Trust Company as
                                         Trustee for the Kroger Co Master
                                         Retirement
                                         Trust
GMO U.S. Sector Fund                     The Herb Society of America Inc
GMO Global Bond Fund                     Fresno County Employees' Retirement
                                         Association
GMO Tax-Managed U.S. Equities Fund       Dovecote Fund LLC
GMO Alpha LIBOR Fund                     GMO Global Bond Fund
GMO Alpha LIBOR Fund                     GMO U.S. Bond/Global Alpha B Fund